UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

PHARMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(502) 627-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2017, PharMerica Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Robert E. Dries (“Dries”) effective on January 31, 2017 (the “Start Date”).  The Employment Agreement sets forth the terms and conditions of Dries’ employment as Executive Vice President, Chief Financial Officer and Treasurer of the Company during the term of the Employment Agreement, which has an indefinite term, subject to certain termination of employment by the Company or Dries or upon Dries’ death or disability.  The Employment Agreement provides that Dries will (i) receive a minimum base salary of $400,000, and (ii)  is eligible to receive an annual incentive bonus with an initial target payment equal to 75% of Dries’ annual base salary and a long term incentive bonus with an initial target payment equal to 175% of Dries’ annual base salary, to the extent that the quantitative performance objectives established annually by the Board or the Compensation Committee are met. In the event Dries’ employment is terminated (a) other than “for cause”, (b) for “good reason”, or (c) other than “for cause” within one year following a “Change in Control”, as those terms are defined in the Employment Agreement, Dries is entitled to receive (I) his accrued but unpaid cash compensation, (II) a pro rata bonus for the calendar year of termination, to be determined using Dries’ 100% target bonus, (III) any accrued but unpaid vacation pay, (IV) any other unpaid items that have accrued and to which Dries has become entitled as of the date of termination, (V) 12 months of base salary, (VI) a bonus equal to the average of the past three completed years’ (prior to the date of termination) actual annual bonuses (or, if less than three years’ bonus has been earned, the average bonus during such shorter period), (VII) 12 months of COBRA continuation coverage, and (VIII) each outstanding option, restricted stock or other equity award held by Dries shall become vested to the extent provided for under the terms governing such equity incentive award. If Dries’ employment is terminated by reason of his death or disability, Dries is entitled to receive (x) his accrued but unpaid cash compensation, (y) any accrued but unpaid vacation pay, and (z) any other unpaid items that have accrued and to which Dries has become entitled as of the date of termination. If Dries’ employment is terminated by reason of his death, his outstanding options, restricted stock or other equity incentive awards will fully vest. Dries also will receive a one time reimbursement for relocation expenses associated with closing costs, home inspections, and moving in addition to up to eleven (11) months of temporary housing, all of which he will be required to reimburse the Company for in the event that he voluntarily terminates his employment within one year. The Employment Agreement also provides for anti-competition and anti-solicitation measures that Dries must abide by for twelve months following termination for any reason.

In connection with his appointment, on January 31, 2017, Dries was granted 28,226 restricted stock units that will cliff vest three years after the date of the grant.  He will also receive a grant of performance share units in 2017 targeted at 28,226 shares, which has a value of $700,000 as of January 31, 2017.  The terms of the performance share units will be established at the time of grant.  These grants of restricted stock units and performance share units are in lieu of the Company’s obligation to grant long term incentive bonuses in 2017 and 2018 under the terms of the employment agreement.

Dries, age 50, most recently served as Executive Vice President and Chief Financial Officer at Tivity Health, Inc. (formerly known as Healthways, Inc.) from August 2016 until October 2016. Prior to that, Dries worked in a variety of positions at Omnicare Inc. from 1996 to January 2016. From 2012 to 2016, he served as Senior Vice President, Financial Operations. From 2010 to 2012, he worked in the Operations Finance Group as a Senior Vice President and from 2005 to 2010 he was Vice President and Group Executive in the Operations Finance Group. From 1996 to 2005 he worked in Omnicare’s Internal Audit group, first as a Director and then as a Vice President. Prior to joining Omnicare, Dries was a Senior Manager at KPMG Peat Marwick LLP from 1989 to 1996. He received a B.S. with honors in Accounting and Finance from the University of Kentucky, and is a Certified Public Accountant.

In connection with Dries’ appointment as Executive Vice President, Chief Financial Officer and Treasurer of the Company, the Company entered into an indemnification agreement with Dries effective January 31, 2017.  In general, the indemnification agreement provides, to the fullest extent permitted or provided by the Company’s Certificate of Incorporation or by Delaware law and subject to certain limitations, indemnification against all expenses, judgments, fines and amounts paid in settlement if Dries is, or is threatened to be made, a party to or a participant in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing or other proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative or investigative nature, by reason of the fact that Dries is or was a director or officer of the Company, by reason of any action taken by Dries (or a failure to take action) or of any action (or failure to act) on his part.  The indemnification agreement also provides that the Company will advance, to the extent not prohibited by law, the expenses incurred by the director or officer in connection with any such proceedings not initiated by the director or officer.

The foregoing summary of the Employment Agreement is qualified in its entirely by reference to the Employment Agreement which will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ending on March 31, 2017. The foregoing summary of the Indemnification Agreement is qualified in its entirely by reference to the form of Indemnification Agreement which was filed as an exhibit to the Company’s Schedule 14D-9 on September 20, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of PharMerica Corporation dated January 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: February 1, 2017	By:	/s/ Thomas A. Caneris
Thomas A. Caneris
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release of PharMerica Corporation dated January 31, 2017.